Exhibit 10.5
TRADEMARK LICENSE AGREEMENT
          This Trademark License Agreement (this “Agreement”), effective as of the 31st day of December, 2002 (the “Effective Date”), is made and entered into by and between Veraz Networks, Inc. (formerly NexVerse Networks, Inc.), a Delaware corporation (“Company”) and ECI Telecom Ltd., an Israeli corporation (“ECI”).
          WHEREAS, Company, ECI and ECI Telecom — NGTS, Inc., a Delaware corporation and an indirect wholly owned subsidiary of ECI, are parties to that certain Share Exchange Agreement dated as of October 30, 2002 (the “Share Exchange Agreement”); and
          WHEREAS, in furtherance of the Share Exchange Agreement, ECI desires to grant a license to Company under the trademarks and service marks identified in Schedule A (the “Licensed Marks”) and the “ECI” trade name as specified in Schedule A (the “Licensed Name”), and Company desires to receive such rights from ECI.
          NOW, THEREFORE, in consideration of the foregoing premises and the agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
1. License Provisions.
1.1 Licensed Marks and Name. Subject to all of the terms and conditions of this Agreement, ECI hereby grants to Company a limited, nonexclusive, royalty-free, non-transferable (except as specifically set forth in Section 7), non-sublicensable (except as specifically set forth below) right and license during the Term to use the Licensed Marks and the Licensed Name anywhere in the world solely in connection with the Company Business and in the form and for the purpose specified in Schedule A (the “License Purpose”), and solely in accordance with trademark usage guidelines attached hereto as Schedule B, as may be amended and provided to Company by ECI in ECI’s reasonable discretion from time to time. Company shall have the limited right to sublicense the rights above to the Licensed Marks and the Licensed Name for the License Purpose to a wholly owned subsidiary of Company (a “Subsidiary”); provided, however, that (i) each Subsidiary be bound by the terms and conditions of this Agreement (including, without limitation, the license restrictions and indemnification obligations), (ii) Company shall remain liable for the actions or inactions of each Subsidiary with respect to the Licensed Marks and the Licensed Name, and (iii) each such sublicense shall automatically terminate if the Subsidiary at any time ceases to be a wholly-owned subsidiary of Company. As used in this Agreement, the term “Company Business” shall mean the marketing, sales, distribution and service of the DCME product line, VoIP media gateway, and end-to-end IP telephony.
1.2 Ownership and Restrictions.
     1.2.1 Ownership. The Licensed Marks and the Licensed Name, and all goodwill pertaining thereto, are owned and shall be retained solely and exclusively by ECI. Except for the limited license expressly set forth in Section 1.1, Company shall have no right, title or interest in or to the Licensed Marks or Licensed Name and all rights not specifically granted to Company in

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Section 1.1 are expressly reserved to ECI. All use of the Licensed Marks and Licensed Name by Company shall inure to the benefit of ECI for all purposes, including, without limitation, for purposes of trademark registration and domain name registration, and nothing herein shall confer any such rights to Company. Nothing in this Agreement shall in any way limit or restrict ECI’s right, either by itself of through third parties, to use, promote, license or otherwise exploit the Licensed Marks, the Licensed Name, or any portion thereof.
     1.2.2 General Restrictions. Company will not use the Licensed Marks in any manner which is not specifically authorized by this Agreement. Without limiting the generality of the foregoing, (a) Company shall not use any marks, trade names or Internet domain names confusingly similar to the Licensed Marks and Licensed Name, (b) Company shall not use any Licensed Mark, the Licensed Name, or portion thereof in conjunction with any Company trademark, trade name or logo in a manner that suggests that such marks are a composite or singular mark, and (c) Company shall use the Licensed Marks and Licensed Name in compliance with all applicable laws and regulations (including, without limitation, all laws and regulations relating to the maintenance of the validity and enforceability of a Licensed Mark or Licensed Name), and shall at all times conduct its activities under this Agreement in a lawful manner. Company agrees that it shall cooperate to avoid confusion or conflict arising out of Company’s and ECI’s (including any licensees of ECI) use of the Licensed Marks and Licensed Name, and to resolve any such conflicts to the satisfaction of ECI. Company shall not challenge the validity of the Licensed Marks or the Licensed Name, any registrations or applications for registration thereof or ECI’s ownership thereof, or register or attempt to register any Licensed Mark or the Licensed Name or any confusingly similar intellectual property, including, without limitation, Internet domain names and any phrase in which a Licensed Mark or the Licensed Name is used.
     1.2.3 Conflicting Uses. Company understands and agrees that it does not have the right to use any of the Licensed Marks or the Licensed Name in any manner that might conflict with the rights of any third party or tarnish, disparage, weaken or otherwise be reasonably expected to adversely affect ECI’s rights in any of the Licensed Marks or the Licensed Name. If ECI determines in its discretion that Company’s use of a Licensed Mark or the Licensed Name may or does infringe the rights of any third party or adversely affect ECI’s rights in such Licensed Mark or Licensed Name, Company will terminate or modify such use immediately in accordance with ECI’s instructions. If Company fails to terminate or modify such use as reasonably directed by ECI, ECI shall have the right to terminate this Agreement for breach as set forth in Section 4.2. If ECI identifies conflicting uses requiring treatment under this Section, ECI agrees to work with Company in good faith to identify alternatives under this Section permitting modification of conflicting uses, prior to exercising its right of termination under this Section. Company shall notify ECI promptly of any infringement or adverse affect which comes to Company’s attention, and ECI shall have the sole right and authority to take action in any such case.
     1.2.4 Further Assurances. Company shall cooperate and assist ECI in securing, perfecting, preserving and enforcing ECI’s rights in the Licensed Marks and the Licensed Name. Without limitation, Company shall, at ECI’s sole expense, (a) execute and deliver to ECI, upon ECI’s request, all documents which are necessary or desirable to secure, prefect or preserve ECI’s rights in and to the Licensed Marks and the Licensed Name, to record Company as a registered user of the Licensed Marks and the Licensed Name or to cancel such registered user

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recordation when appropriate and (b) cooperate and assist ECI in registering, and prosecuting claims against infringers of, the Licensed Marks and the Licensed Name.
1.3 No Warranty. The grant of rights hereunder by ECI to the Licensed Marks and the Licensed Name is made only to the extent of the rights actually held by ECI in such Licensed Marks and Licensed Name. ECI makes no warranty, express or implied, and hereby disclaims all warranties, with respect thereto or with respect to the rights of any third parties that may conflict with the rights granted hereunder.
2. Quality Control.
2.1 Quality Standards. ECI shall have the right to exercise quality control over Company’s use of the Licensed Marks and the Licensed Name, including over the materials, products and services which are actually or planned to be offered, sold, marketed, distributed or provided (“Offered”) by Company under or in connection with any of the Licensed Marks or the Licensed Name, and to the degree deemed necessary by ECI to maintain the validity and enforceability of the Licensed Marks and the Licensed Name and to protect the goodwill associated therewith. ECI acknowledges that the quality of the materials, products and services Offered by ECI through ECI’s business as of the Effective Date is adequate for this purpose. Accordingly, Company acknowledges and is familiar with the high standards, quality, style and image of ECI, and Company shall at all times during the Term use the Licensed Marks and the Licensed Name in a manner that is consistent therewith; and Company shall ensure that the materials, products and services Offered by it under or in connection with the Licensed Marks or the Licensed Name adhere to at least this level of quality and shall not reflect adversely upon ECI, the Licensed Marks or the Licensed Name. Company shall not use or display the Licensed Marks or the Licensed Name in any manner that might be deceptive or misleading or that might bring ECI or the Licensed Marks of the Licensed Name into disrepute. Each of the provisions of this Agreement relating to the proper use and protection of the Licensed Marks and the Licensed Name, and of the goodwill associated therewith, is a material provision of this Agreement.
2.2 Right to Sample and Inspect. To permit ECI to determine whether ECI’s standards of quality are met by Company’s use of the Licensed Marks, the Licensed Name and the materials, products and services which are actually or planned to be Offered by Company under or in connection with any Licensed Mark or the Licensed Name, Company shall, upon ECI’s request, and at no cost to ECI, during Company’s normal business hours (i) provide to ECI reasonably representative samples of all such materials and products and the use of the Licensed Marks and the Licensed Name thereon or in connection therewith, and (ii) permit ECI to review all such services at Company’s premises, in the manner in which they are performed, and the use of the Licensed Marks and the Licensed Name in connection therewith; provided, however, that ECI shall provide reasonable prior written notice of any such review and any such review shall not interfere with the normal operation of Company’s business.
2.3 Changes and Corrections. ECI shall have the right at any time to require Company to make any changes and/or corrections with regard to such materials, products and/or services as may be required in ECI’s reasonable judgment to maintain the quality standards prescribed by ECI, and Company agrees to make and incorporate such changes or corrections at Company’s sole cost and expense.

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3. Proprietary Notices.
3.1 Licensed Marks and Licensed Name. All advertising and promotional materials and all other electronic, printed and written materials using a Licensed Mark or the Licensed Name shall state that such Licensed Mark or Licensed Name is owned by ECI Telecom Ltd. Company agrees to use one of the following forms of such notice, which ECI may change from time to time:
[LICENSED MARK OR LICENSED NAME]* is a [trademark][service mark][trade name] of ECI Telecom Ltd. and is used by Veraz Networks, Inc. under license from ECI Telecom Ltd.
Where “*” indicates the symbol “®” where the applicable Licensed Mark is the subject of a registration issued by the United States Patent and Trademark Office, and indicates the symbol “TM” or “SM”, as appropriate, where the applicable Licensed Mark is not the subject of such a registration.
4. Term; Termination; Effects of Termination.
4.1 Term. The term of the is Agreement (the “Term”) shall commence on the Effective Date and end upon the last to occur of (a) three (3) years thereafter, (b) the date, if ever, upon which ECI and its affiliates no longer own at least twenty percent (20%) of the outstanding shares of Veraz Common Stock (as defined in the Share Exchange Agreement), on an as-converted basis, and (c) the termination of this Agreement in accordance with Section 4.2.
4.2 Termination. Company may terminate this Agreement and the licenses granted hereunder at any time upon written notice to ECI. ECI may terminate this Agreement and the licenses granted hereunder upon written notice to Company if Company (i) materially fails to perform or comply with the terms and conditions of this Agreement and fails to cure such breach within thirty (30) days following receipt of written notice thereof, (ii) (a) makes a general assignment for the benefit of its creditors, (b) institutes proceedings to be adjudicated a voluntary bankrupt, or consents to the filing of a petition of bankruptcy against it, (c) seeks reorganization under any bankruptcy act, or consents to the filing of a petition seeking such reorganization, or (d) has a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee or assignee in bankruptcy or in insolvency covering all or substantially all of its property or providing for the liquidation of its property or business affairs, and such decree is not vacated within thirty (30) days.
4.3 Effects of Termination. Upon any termination of this Agreement, Company shall have twenty (20) days from the effective date of termination within which to cease all usage of all Licensed Marks and the Licensed Name. Also upon the termination or expiration of this Agreement, all equities, goodwill, title or other rights in and to the Licensed Marks and the Licensed Name shall immediately and automatically revert to ECI, and Company shall be deemed to have assigned, transferred and conveyed any equities, goodwill, title or other rights which may have accrued through its use of the Licensed Marks or the Licensed Name to ECI. Licensee and its Affiliates shall cease all further use of the Licensed Marks and the Licensed Name, or of any similar mark or name, including, but not limited to, any mark or name consisting of or incorporating “An ECI Telecom Company”. Company shall take all actions reasonably necessary to prevent further use by Company of the Licensed Marks and the Licensed

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Name. In the event Company is deemed to hold any interest in any trademark, service mark, trade name or domain name in which the Licensed Marks or the Licensed Name appear, Company shall promptly execute all papers and take all actions reasonably necessary to transfer all right, title and interest in and to such mark or name to ECI.
5. Indemnification. Company agrees to defend, indemnify and hold ECI and its officers, directors, employees, subsidiaries, affiliates, agents, servants, representatives, successors, transferees, heirs, assigns, and attorneys harmless from any and all costs and expenses (including reasonable attorneys’ fees), liabilities, damages or other losses incurred in connection with a claim by any third party, or regulatory or government body (collectively, “Losses”), arising out of a breach of this Agreement by Company, or otherwise out of any use by Company of the Licensed Marks or the Licensed Name. The foregoing indemnification obligations shall be in addition to, and not exclusive of, the indemnification obligations, if any, set forth in the Share Exchange Agreement.
6. Independent Contractors. For purposes of this Agreement, the parties hereto are independent contractors and are not partners or joint venturers, and neither party has any right or authority to bind the other in any way.
7. Assignment. Other than as set forth in subsection 1.1 above, the rights granted to and obligations undertaken by the parties under this Agreement may not be assigned, sublicensed or otherwise transferred (whether by stock or asset sale, share exchange, reorganization or otherwise) without the prior written consent of the other party; provided, however, that ECI may assign this Agreement to an Affiliate, or to a third party that purchases all or substantially all of its business or assets, provided that such Affiliate or third party undertakes all of ECI’ s obligations set forth in this Agreement. Any attempted assignment or transfer of rights or obligations under this Agreement except as expressly permitted hereunder shall be deemed null and void. For purposes of this Agreement, an “Affiliate” shall mean, with respect to any person, any other person that controls, is controlled by or is under common control with the first person.
8. Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given only if personally delivered, delivered by confirmed facsimile transmission, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested, postage prepaid, to a party at the address set forth below or such other address as a party last provided to the other by written notice:
If to ECI, to:
ECI Telecom Ltd.
30 Hasivim Street
Petah Tikva 49133, Israel
Attn: Martin Ossad
Fax: 972 (3) 926-6070

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with a copy to:
Brobeck, Phleger & Harrison LLP
1633 Broadway, 47th Floor
New York, New York 10019
Attn: Richard Gilden
Fax: (212) 586-7878
If to the Company, to:
Veraz Networks, Inc.
926 Rock Avenue
San Jose, California 95131
Attn: Amit Chawla
Fax: (408) 750-9409
with a copy to:
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306-2155
Attn: James Fulton
Fax: (650) 849-7400
9. General.
9.1 Binding Effect. This Agreement shall be binding on the parties, their permitted successors and assigns, and the parties hereby warrant that the undersigned are authorized to execute this Agreement on behalf of the respective parties.
9.2 Entire Agreement. Upon execution by both parties, this Agreement, together with the Share Exchange Agreement, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all proposals, oral or written, all negotiations, conversations, discussions and past dealings between or among the parties relating to the subject matter of this Agreement. In the event of a conflict between the terms of this Agreement and the terms of the Share Exchange Agreement, the terms of this Agreement shall control.
9.3 Headings. Headings and captions are for convenience of reference only and shall not be deemed to interpret, supersede or modify any provisions of this Agreement.
9.4 Amendment, Modification and Waiver. The failure of either party to enforce its rights or to require performance by the other party of any term or condition of this Agreement shall not be construed as a waiver of such rights or of its right to require future performance of that term or condition. Any amendment or modification of this Agreement or any waiver of any breach of any term or condition of this Agreement must be in a writing signed by each of the parties in order to be effective and shall not be construed as a waiver of any continuing or succeeding

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breach of such term or condition, a waiver of the term or condition itself or a waiver of any right under this Agreement.
9.5 Representations and Warranties.
Each Party hereby represents and warrants to the other party that:
          (i) it is duly organized and validly existing under the laws of the jurisdiction of its formation and has full power and authority to enter into this Agreement and to carry out the provisions hereof;
          (ii) this Agreement is a legal and valid obligation binding upon such party and enforceable in accordance with its terms;
          (iii) the execution, delivery and performance of the Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; and
          (iv) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.
9.6 Severability. To the maximum extent permissible under applicable law, if one or more provisions of this Agreement are held to be illegal, invalid or unenforceable under applicable law, such provision shall be modified or excluded from this Agreement to the minimum extent necessary so that the balance of the Agreement shall remain in full force and effect and enforceable. The parties further agree to use reasonable efforts to amend the Agreement so that its effect remains as close as possible to the original intent of the parties.
9.7 Governing Law and Venue. This Agreement shall be governed by the laws of the State of New York, without regard to the choice of law rules thereof, and the sole jurisdiction and venue for actions related to the subject matter hereof shall be conducted in the state or federal courts of the State and County of New York.
9.8 Nonexclusive Remedies. The rights and remedies of a party set forth herein with respect to the failure of the other party to comply with the terms of this Agreement (including, without limitation, rights of termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved party shall in all events be entitled to seek whatever additional remedies may be available at law or in equity. The parties acknowledge and agree that nothing contained in this Agreement is intended to affect or limit the rights and obligations of the parties set forth in the Share Exchange Agreement.
9.9 Survival. The provisions of Sections 1.2.4 (Further Assurances) and 4.3 (Effects of Termination), and any other provision which by its nature should survive, shall survive any expiration or termination of this Agreement for any reason.

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9.10 Counterparts. This Agreement may be executed in one or more counterparts (including facsimile counterparts), each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.
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          IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their authorized representatives as of the date first above written.

ECI TELECOM LTD.		VERAZ NETWORKS, INC.

Signatory:	/s/ Giora Bitan	Signatory:	/s/ Amit Chawla

Name: Giora Bitan		Name: Amit Chawla
Title: Executive VP and CFO		Title:

SCHEDULE A — LICENSED MARKS, LICENSED NAME & LICENSE PURPOSE
SCHEDULE B — TRADEMARK USAGE GUIDELINES